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                                 Exhibit 23 (j)

                       Consent of Independent Accountants

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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our reports dated August 13, 2001, relating to the financial statements and financial highlights which appear in the June 30, 2001 Annual Reports to Shareholders of Montgomery Growth Fund, Montgomery Mid Cap Fund (formerly U.S Emerging Growth Fund), Montgomery Mid Cap Focus Fund (formerly Montgomery Mid Cap 20 Portfolio), Montgomery Small Cap Fund, Montgomery U.S. Focus Fund (formerly Montgomery U.S. Select 20 Portfolio), Montgomery International Growth Fund, Montgomery Global Opportunities Fund, Montgomery Global Focus Fund (formerly Montgomery Global 20 Portfolio), Montgomery Global Long-Short Fund, Montgomery Global Tech, Telecom and Media Fund (formerly Montgomery Global Communications Fund), Montgomery Emerging Markets Fund, Montgomery Emerging Markets Focus Fund (formerly Montgomery Emerging Markets 20 Portfolio), Montgomery Total Return Bond Fund, Montgomery Short Duration Government Bond Fund, and Montgomery Government Money Market Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "General Information" in such Registration Statement.




PricewaterhouseCoopers LLP

San Francisco, California
June 27, 2002


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